Exhibit 99.1


                Equity Residential Reports First Quarter Results


   CHICAGO--(BUSINESS WIRE)--May 2, 2006--Equity Residential (NYSE:EQR) today reported results for the quarter ended March 31, 2006. All per share results are reported on a fully diluted basis.
   "As expected, 2006 will be a very good year for the multifamily industry," said David J. Neithercut, Equity Residential's President and CEO. "We continue to see good job growth and household formation across all of our markets. That, combined with little new supply, existing rental units taken off the market when converted to condominiums and the rising cost of single family homes, make for the strongest fundamentals we have seen in years."

   First Quarter 2006

   For the quarter ended March 31, 2006, the company reported earnings of $1.25 per share compared to $0.74 per share in the first quarter of 2005. The quarterly increase is primarily attributable to higher gains on sales of properties as well as the items discussed below.
   Funds from Operations (FFO) for the quarter ended March 31, 2006 were $0.56 per share compared to $0.74 per share in the same period of 2005. The decrease is primarily attributable to an $0.18 per share decrease in other income due to the gain recognized in 2005 from eBay's acquisition of the company's interest in Rent.com, a $0.03 per share reduction in gains on sales of land parcels and a $0.02 per share decrease in incremental gains on sales of condominiums, offset by a $0.05 per share improvement in same-store NOI results.
   Total revenues from continuing operations for the quarter were $521.0 million compared to $444.0 million in the first quarter of 2005. The primary components of this $77.0 million increase in revenues include the properties acquired in 2005.

   "Same-Store" Results

   "Our same-store properties experienced exceptionally strong net operating income ("NOI") growth of 6.3% in the first quarter," said Mr. Neithercut. "Once again the benefits of our portfolio repositioning were evident in the first quarter, with our 2003 acquisitions achieving 9.2% NOI growth and the 2004 acquisitions delivering NOI growth of 10.8%."
   On a "same-store" first quarter to first quarter comparison, which includes 158,398 units, revenues increased 6.0 percent, expenses increased 5.7 percent and NOI increased 6.3 percent. The increase in same-store revenues was driven primarily by increases in occupancy and rental rate and a decrease in concessions. The same-store expense increase was primarily attributable to increases in utilities, real estate taxes and insurance.

   Acquisitions/Dispositions

   During the first quarter of 2006, the company acquired eleven properties, consisting of 2,779 units, for an aggregate purchase price of $506.6 million at an average capitalization (cap) rate of 5.0 percent and two land parcels for $14.2 million.
   Also during the quarter, the company sold 25 properties, consisting of 8,110 units, for an aggregate sale price of $799.9 million at an average cap rate of 5.5 percent. In addition, the company sold 171 condominium units for $35.0 million.

   Lexford Housing Division Sale

   On March 2, 2006, Equity Residential announced that it had retained JPMorgan to assist the company in the possible sale of its Lexford Housing Division, currently comprised of 289 properties consisting of 26,118 apartment units and a property management business based in Columbus, Ohio. Potential purchasers are currently in contact with JPMorgan but there can be no guarantee that a sale will occur.

   Second Quarter 2006 Results

   Equity Residential expects to announce second quarter 2006 results on Tuesday, August 1, 2006 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, August 2, 2006.
   Equity Residential is the largest publicly traded apartment company in America. Nationwide, Equity Residential owns or has investments in 911 properties, in 31 states and the District of Columbia, consisting of 192,240 units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

   Forward-Looking Statements

   In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential's management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

   A live web cast of the company's conference call discussing these results and outlook for 2006 will take place tomorrow, Wednesday, May 3, at 10:00 a.m. Central. Please visit the Investor Information section of the company's web site at www.equityresidential.com for the link. A replay of the web cast will be available for two weeks at this site.


                          EQUITY RESIDENTIAL
                 CONSOLIDATED STATEMENTS OF OPERATIONS
             (Amounts in thousands except per share data)
                              (Unaudited)

                                               Quarter Ended March 31,
                                               -----------------------
                                                   2006        2005
                                               ----------- -----------
 REVENUES
     Rental income                               $518,492    $441,392
     Fee and asset management                       2,487       2,572
                                               ----------- -----------

         Total revenues                           520,979     443,964
                                               ----------- -----------

 EXPENSES
     Property and maintenance                     140,030     119,464
     Real estate taxes and insurance               53,070      47,933
     Property management                           26,384      22,943
     Fee and asset management                       2,069       2,187
     Depreciation                                 143,590     115,231
     General and administrative                    13,817      18,070
                                               ----------- -----------

         Total expenses                           378,960     325,828
                                               ----------- -----------

 Operating income                                 142,019     118,136

     Interest and other income                      2,328      59,454
     Interest:
          Expense incurred, net                  (110,292)    (89,522)
          Amortization of deferred financing
           costs                                   (2,790)     (1,676)
                                               ----------- -----------

 Income before allocation to Minority Interests,
  loss from investments in unconsolidated
  entities, net gain on sales of unconsolidated
  entities and land parcels and
  discontinued operations                          31,265      86,392
 Allocation to Minority Interests:
      Operating Partnership, net                   (1,201)     (5,426)
      Preference Interests                         (1,095)     (3,884)
      Junior Preference Units                          (4)         (4)
      Partially Owned Properties                   (1,521)      1,477
      Premium on redemption of Preference
       Interests                                     (674)     (1,728)
 Loss from investments in unconsolidated
  entities                                           (230)        (58)
 Net gain on sales of unconsolidated entities         329         124
 Net gain on sales of land parcels                      -      10,368
                                               ----------- -----------
 Income from continuing operations, net of
  minority interests                               26,869      87,261
 Gain on sales of discontinued operations, net
  of minority interests                           347,953     131,136
 Discontinued operations, net of minority
  interests                                         2,993       8,642
                                               ----------- -----------
 Net income                                       377,815     227,039
 Preferred distributions                          (10,095)    (13,025)
                                               ----------- -----------
 Net income available to Common Shares           $367,720    $214,014
                                               =========== ===========

 Earnings per share - basic:
 Income from continuing operations available to
  Common Shares                                     $0.06       $0.26
                                               =========== ===========
 Net income available to Common Shares              $1.27       $0.75
                                               =========== ===========
 Weighted average Common Shares outstanding       288,880     284,511
                                               =========== ===========

 Earnings per share - diluted:
 Income from continuing operations available to
  Common Shares                                     $0.06       $0.26
                                               =========== ===========
 Net income available to Common Shares              $1.25       $0.74
                                               =========== ===========
 Weighted average Common Shares outstanding       314,049     308,576
                                               =========== ===========

 Distributions declared per Common Share
  outstanding                                     $0.4425     $0.4325
                                               =========== ===========



                          EQUITY RESIDENTIAL
           CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
             (Amounts in thousands except per share data)
                              (Unaudited)

                                               Quarter Ended March 31,
                                               -----------------------
                                                  2006        2005
                                               ----------- -----------

 Net income                                      $377,815    $227,039
 Allocation to Minority Interests - Operating
  Partnership, net                                  1,201       5,426
 Adjustments:
    Depreciation                                  143,590     115,231
    Depreciation - Non-real estate additions       (1,844)     (1,294)
    Depreciation - Partially Owned and
     Unconsolidated Properties                      1,550        (250)
    Net gain on sales of unconsolidated
     entities                                        (329)       (124)
    Discontinued operations:
         Depreciation                               3,181      13,837
         Gain on sales of discontinued
          operations, net of minority interests  (347,953)   (131,136)
         Net incremental gain on sales of
          condominium units                         7,127      13,482
         Minority Interests - Operating
          Partnership                                 211         631
                                               ----------- -----------

 FFO (1)(2)                                       184,549     242,842
 Preferred distributions                          (10,095)    (13,025)
                                               ----------- -----------

 FFO available to Common Shares and OP Units -
  basic                                          $174,454    $229,817
                                               =========== ===========

 FFO available to Common Shares and OP Units -
  diluted                                        $174,700    $230,592
                                               =========== ===========

 FFO per share and OP Unit - basic                  $0.56       $0.75
                                               =========== ===========

 FFO per share and OP Unit - diluted                $0.56       $0.74
                                               =========== ===========

 Weighted average Common Shares and
    OP Units outstanding - basic                  309,335     305,391
                                               =========== ===========

 Weighted average Common Shares and
    OP Units outstanding - diluted                314,686     310,123
                                               =========== ===========


(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property.

(2) The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company, because it is a recognized measure of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.



                          EQUITY RESIDENTIAL
                      CONSOLIDATED BALANCE SHEETS
            (Amounts in thousands except for share amounts)
                              (Unaudited)

                                              March 31,   December 31,
                                                 2006        2005
                                             ------------ ------------
 ASSETS
 Investment in real estate
   Land                                       $2,980,663   $2,848,601
   Depreciable property                       13,339,890   13,336,636
   Construction in progress (including land)     336,822      405,133
                                             ------------ ------------
 Investment in real estate                    16,657,375   16,590,370
   Accumulated depreciation                   (2,908,508)  (2,888,140)
                                             ------------ ------------
 Investment in real estate, net               13,748,867   13,702,230

 Cash and cash equivalents                        86,777       88,828
 Investments in unconsolidated entities            4,891        6,838
 Rents receivable                                  1,364          789
 Deposits - restricted                           125,662       77,093
 Escrow deposits - mortgage                       32,234       35,225
 Deferred financing costs, net                    42,575       40,636
 Goodwill, net                                    30,000       30,000
 Other assets                                    108,537      117,306
                                             ------------ ------------
        Total assets                         $14,180,907  $14,098,945
                                             ============ ============

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Liabilities:
   Mortgage notes payable                     $3,455,316   $3,379,289
   Notes, net                                  3,839,475    3,442,784
   Lines of credit                               145,000      769,000
   Accounts payable and accrued expenses         105,108      108,855
   Accrued interest payable                       70,016       78,441
   Rents received in advance and other
    liabilities                                  306,209      302,418
   Security deposits                              56,716       54,823
   Distributions payable                         145,116      145,812
                                             ------------ ------------
        Total liabilities                      8,122,956    8,281,422
                                             ------------ ------------

 Commitments and contingencies
 Minority Interests:
    Operating Partnership                        358,626      345,034
    Preference Interests                          25,000       60,000
    Junior Preference Units                          184          184
    Partially Owned Properties                    19,034       16,965
                                             ------------ ------------
        Total Minority Interests                 402,844      422,183
                                             ------------ ------------

 Shareholders' equity:
    Preferred Shares of beneficial interest,
     $0.01 par value; 100,000,000 shares
     authorized; 3,284,250 shares issued
     and outstanding as of March 31, 2006
     and 3,323,830 shares issued and
     outstanding as of December 31, 2005         503,106      504,096
    Common Shares of beneficial interest,
     $0.01 par value; 1,000,000,000 shares
     authorized; 291,244,226 shares issued
     and outstanding as of March 31, 2006
     and 289,536,344 shares issued and
     outstanding as of December 31, 2005           2,912        2,895
    Paid in capital                            5,272,754    5,253,188
    Distributions in excess of accumulated
     earnings                                   (111,305)    (350,367)
    Accumulated other comprehensive loss         (12,360)     (14,472)
                                             ------------ ------------
        Total shareholders' equity             5,655,107    5,395,340
                                             ------------ ------------
        Total liabilities and shareholders'
         equity                              $14,180,907  $14,098,945
                                             ============ ============



               First Quarter 2006 vs. First Quarter 2005
                Quarter over Quarter Same-Store Results

               $ in Millions - 158,398 Same-Store Units

              Description  Revenues    Expenses    NOI (2)
              ----------- ---------- ------------ ----------
                Q1 2006      $444.9       $180.5     $264.4
                Q1 2005      $419.6       $170.8     $248.8
                          ---------- ------------ ----------
                Change        $25.3         $9.7      $15.6
                          ========== ============ ==========
                Change          6.0%         5.7%       6.3%


              First Quarter 2006 vs. Fourth Quarter 2005
          Sequential Quarter over Quarter Same-Store Results

              $ in Millions - 158,398 Same-Store Units(a)

              Description  Revenues  Expenses (1)  NOI (2)
              ----------- ---------- ------------ ----------
                Q1 2006      $444.9       $180.5     $264.4
                Q4 2005      $440.5       $174.5     $266.0
                          ---------- ------------ ----------
                Change         $4.4         $6.0      $(1.6)
                          ========== ============ ==========
                Change          1.0%         3.4%     (0.6%)

           (a) Includes the same units as the First Quarter 2006 vs. First Quarter 2005 Same Store results for comparability purposes.


                         Same-Store Statistics

              Occupancy    Turnover               Occupancy  Turnover
              ----------- ----------              ---------- ---------
      Q1 2006       94.5%      13.5%      Q1 2006      94.5%     13.5%
      Q1 2005       93.7%      14.4%      Q4 2005      94.0%     15.2%
              ----------- ----------              ---------- ---------
       Change        0.8%     (0.9%)       Change       0.5%    (1.7%)


(1) Fourth Quarter 2005 expenses exclude $11.1 million of uninsured property damage caused by Hurricane Wilma.

(2) The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.



                     Same Store NOI Reconciliation
               First Quarter 2006 vs. First Quarter 2005

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the First Quarter 2006 Same Store Properties:

                                               Quarter Ended March 31,
                                               -----------------------
                                                  2006        2005
                                               ----------- -----------
                                                (Amounts in millions)

 Operating income                                  $142.0      $118.1
 Adjustments:
      Insurance (1)                                  (2.9)          -
      Non-same store operating results              (31.7)       (2.2)
      Fee and asset management revenue               (2.5)       (2.6)
      Fee and asset management expense                2.1         2.2
      Depreciation                                  143.6       115.2
      General and administrative                     13.8        18.1
                                               ----------- -----------

 Same store NOI                                    $264.4      $248.8
                                               =========== ===========

(1) Amount represents additional hurricane insurance reimbursements.



               First Quarter 2006 vs. First Quarter 2005
                     Same-Store Results by Market

                                      --------------------------------
                                      Increase (Decrease) from Prior
                                                   Quarter
   -------------------------------------------------------------------
                                1Q 2006
                       1Q 2006  Weighted
                        % of    Average
                       Actual  Occupancy
   Markets       Units  NOI        %   Revenues Expenses NOI Occupancy
   -------------------------------------------------------------------
 1 South
    Florida      9,582   7.3%    96.4%    11.1%    6.8% 14.0%    0.5%
 2 Los Angeles   6,079   6.9%    94.8%     7.8%    6.5%  8.6%    0.4%
 3 Boston        5,761   6.0%    93.3%     4.2%    4.5%  4.0%    0.1%
 4 San
    Francisco
    Bay Area     5,990   5.6%    95.2%     4.2%    8.1%  2.0%    0.0%
 5 Phoenix       9,247   5.4%    95.8%    10.8%    1.9% 16.8%    1.5%
 6 DC Suburban
    Virginia     5,183   5.1%    95.0%     7.1%    9.9%  5.7%    1.2%
 7 Atlanta      11,142   5.1%    94.8%     2.7%    7.0%  0.5%    0.4%
 8 New York
    Metro Area   3,406   4.9%    95.9%     8.6%    5.7% 10.3%    0.6%
 9 Seattle/
    Tacoma       7,153   4.5%    94.8%     7.0%    6.4%  7.4%   (0.3%)
10 Orlando       6,072   3.9%    95.0%    10.6%    5.8% 13.7%    0.0%
11 Denver        6,921   3.9%    95.1%     3.7%    1.6%  4.8%    1.5%
12 San Diego     3,486   3.7%    94.7%     5.2%    8.3%  3.7%    0.0%
13 Dallas/
    Ft Worth     8,152   3.6%    94.3%     3.5%    2.1%  4.8%   (0.7%)
14 Orange Co     3,013   3.2%    95.3%     7.2%    7.4%  7.1%    0.5%
15 Inland
    Empire, CA   3,504   3.1%    92.7%     5.5%    5.5%  5.6%   (1.1%)
16 New England
    (excl
    Boston)      5,823   3.0%    91.2%    (0.2%)   6.8% (6.7%)  (1.9%)
17 DC Suburban
    Maryland     4,739   2.9%    93.5%     3.4%   14.2% (3.2%)   0.2%
18 Houston       5,282   2.4%    94.2%     6.9%    5.4%  8.4%    3.4%
19 Tampa/
    Ft Myers     3,976   2.0%    95.8%    10.8%    6.4% 14.4%    1.5%
20 Portland      3,409   1.8%    95.1%     3.1%    5.7%  1.2%    0.6%
               -------------------------------------------------------
     Top 20
      Markets  117,920  84.2%    94.7%     6.3%    6.1%  6.4%    0.4%

     All Other
      Markets   40,478  15.8%    94.0%     4.9%    3.9%  5.8%    1.9%
               -------------------------------------------------------
     Total     158,398 100.0%    94.5%     6.0%    5.7%  6.3%    0.8%
               =======================================================



             First Quarter 2006 vs. Fourth Quarter 2005(a)
                Sequential Same-Store Results by Market

                                     ---------------------------------
                                      Increase (Decrease) from Prior
                                                  Quarter
   -------------------------------------------------------------------
                                1Q 2006
                       1Q 2006  Weighted
                        % of    Average
                       Actual  Occupancy
   Markets     Units    NOI        %   Revenues Expenses NOI Occupancy
   -------------------------------------------------------------------
 1 South
    Florida    9,582    7.3%    96.4%     3.8%    5.2%   2.9%    0.4%
 2 Los Angeles 6,079    6.9%    94.8%     1.1%    2.7%   0.3%   (0.4%)
 3 Boston      5,761    6.0%    93.3%    (1.4%)   7.9%  (7.2%)  (1.4%)
 4 San
    Francisco
    Bay Area   5,990    5.6%    95.2%     0.2%    4.2%  (2.1%)   0.1%
 5 Phoenix     9,247    5.4%    95.8%     3.7%    1.4%   5.1%    1.1%
 6 DC Suburban
    Virginia   5,183    5.1%    95.0%     0.7%    7.4%  (2.3%)   1.2%
 7 Atlanta    11,142    5.1%    94.8%    (0.2%)   3.6%  (3.0%)   0.4%
 8 New York
    Metro Area 3,406    4.9%    95.9%     1.8%    2.8%   1.2%    0.1%
 9 Seattle/
    Tacoma     7,153    4.5%    94.8%     2.1%    5.3%  (0.1%)   1.2%
10 Orlando     6,072    3.9%    95.0%     2.8%    3.6%   2.3%    0.3%
11 Denver      6,921    3.9%    95.1%     1.3%   (2.4%)  3.4%    1.2%
12 San Diego   3,486    3.7%    94.7%    (0.6%)   1.1%  (1.5%)  (1.7%)
13 Dallas/
    Ft Worth   8,152    3.6%    94.3%     1.4%   (4.9%)  8.2%    0.4%
14 Orange Co   3,013    3.2%    95.3%     0.5%    2.8%  (0.6%)  (0.6%)
15 Inland
    Empire, CA 3,504    3.1%    92.7%    (0.7%)   4.1%  (3.0%)  (0.4%)
16 New England
    (excl
    Boston)    5,823    3.0%    91.2%    (1.4%)  14.4% (13.9%)  (0.4%)
17 DC
    Suburban
    Maryland   4,739    2.9%    93.5%     1.9%   12.2%  (4.5%)   2.0%
18 Houston     5,282    2.4%    94.2%     0.2%    0.3%   0.0%   (1.2%)
19 Tampa/
    Ft Myers   3,976    2.0%    95.8%     3.1%    3.2%   2.9%    1.3%
20 Portland    3,409    1.8%    95.1%     2.0%    1.6%   2.3%    1.1%
             ---------------------------------------------------------
    Top 20
     Markets  117,920   84.2%    94.7%     1.1%    3.9%  (0.6%)   0.3%

    All Other
     Markets  40,478   15.8%    94.0%     0.5%    1.4%  (0.3%)   1.0%
             ---------------------------------------------------------
    Total    158,398  100.0%    94.5%     1.0%    3.4%  (0.6%)   0.5%
             =========================================================

(a) Includes the same units as First Quarter 2006 vs. First Quarter 2005 Same Store results for comparability purposes.



                    Portfolio as of March 31, 2006

                           Properties   Units
                           ---------- ----------

Wholly Owned Properties          820    170,356
Partially Owned
 Properties:
     Consolidated                 45      7,366
     Unconsolidated               45     10,846
Military Housing (Fee
 Managed)                          1      3,672
                           ---------- ----------
                                 911    192,240


                     Portfolio Rollforward Q1 2006

                           Properties   Units    $ Millions  Cap Rate
                           ---------- ---------- ---------- ----------

               12/31/2005        926    197,404
Acquisitions:
     Rental Properties            11      2,779     $506.6        5.0%
     Land Parcels                  -          -      $14.2
Dispositions:
     Rental Properties           (25)    (8,110)   $(799.9)       5.5%
     Condominium Units            (2)      (171)    $(35.0)
Completed Developments             1        359
Unit Configuration Changes         -        (21)
                           ---------- ----------
               3/31/2006         911    192,240



                           Portfolio Summary
                         As of March 31, 2006

                                                   % of     % of 2006
                                                   Total    Stabilized
            Market         Properties   Units      Units       NOI
                           ---------- ---------- --------- -----------

 1  New York Metro Area           17      5,288       2.8         7.7
 2  South Florida                 49     10,928       5.7         6.7
 3  Los Angeles                   32      6,727       3.5         6.3
 4  DC Northern Virginia          20      7,165       3.7         6.2
 5  Seattle/Tacoma                45     10,627       5.5         5.8
 6  Atlanta                       64     13,590       7.1         5.4
 7  Boston                        36      6,709       3.5         5.2
 8  San Francisco Bay Area        26      6,249       3.3         4.7
 9  Phoenix                       36     10,381       5.4         4.7
10  Orlando                       34      7,664       4.0         4.3
11  Denver                        27      8,658       4.5         4.0
12  San Diego                     12      3,822       2.0         3.7
13  Inland Empire CA              14      4,355       2.3         3.4
14  Dallas/Ft Worth               34      9,919       5.2         3.3
15  DC Suburban Maryland          25      5,559       2.9         3.1
16  New England (excl
     Boston)                      41      5,823       3.0         2.9
17  Orange County                  8      3,013       1.6         2.8
18  Jacksonville                  22      4,659       2.4         2.1
19  Houston                       17      5,282       2.7         2.0
20  Tampa/Ft Myers                27      4,694       2.4         1.8
                           ---------- ---------- --------- -----------

    Top 20 Total                 586    141,112      73.5        86.1

21  Portland OR                   11      3,713       1.9         1.6
22  Raleigh/Durham                17      4,392       2.3         1.5
23  Austin                        12      3,671       1.9         1.3
24  Minneapolis/St Paul           14      2,405       1.3         1.1
25  Nashville                     10      2,451       1.3         0.9
26  Charlotte                     11      3,391       1.8         0.9
27  Southeastern Michigan         18      1,963       1.0         0.7
28  Chicago                        5      1,716       0.9         0.7
29  Central Valley CA             10      1,595       0.8         0.5
30  Other EQR                     14      3,093       1.6         0.7
31  Other Lexford                187     17,008       8.8         4.0
                           ---------- ---------- --------- -----------

    Total                        895    186,510      97.1       100.0

    Condominium Conversion        15      2,058       1.1         0.0
    Military Housing               1      3,672       1.9         0.0
                           ---------- ---------- --------- -----------

    Grand Total                  911    192,240     100.0       100.0
                           ========== ========== ========= ===========



                   Debt Summary as of March 31, 2006

                                                         Weighted
                                      $ Millions (1)  Average Rate (1)
                                     ---------------- ----------------

    Secured                                   $3,455             5.74%
    Unsecured                                  3,985             5.95%
                                     ---------------- ----------------
      Total                                   $7,440             5.86%

    Fixed Rate                                $6,237             6.21%
    Floating Rate                              1,203             4.47%
                                     ---------------- ----------------
      Total                                   $7,440             5.86%

    Above Totals Include:
    ---------------------
    Tax Exempt:
      Fixed                                     $130             5.35%
      Floating                                   611             3.29%
                                     ---------------- ----------------
      Total                                     $741             3.65%

    Unsecured Revolving Credit
     Facilities                                 $145             4.81%

(1) Net of the effect of any derivative instruments.


              Debt Maturity Schedule as of March 31, 2006

                         Year      $ Millions  % of Total
                      ----------   ----------- ----------

                           2006 (1)      $533        7.2%
                           2007           358        4.8%
                           2008 (2)       725        9.7%
                           2009           859       11.6%
                           2010           278        3.7%
                           2011           818       11.0%
                           2012           535        7.2%
                           2013           567        7.6%
                           2014           504        6.8%
                          2015+         2,263       30.4%
                                   ----------- ----------
                           Total       $7,440      100.0%

(1) Includes $150.0 million of 7.57% unsecured debt with a final maturity of 2026 that is putable effective August 15, 2006.

(2) Includes $145.0 million outstanding on the Company's unsecured revolving credit facility, which matures on May 29, 2008.



               Selected Unsecured Public Debt Covenants

                                              March 31,   December 31,
                                                2006         2005
                                             ------------ ------------

 Total Debt to Adjusted Total Assets (not to
  exceed 60%)                                       43.7%        44.9%


 Secured Debt to Adjusted Total Assets (not
  to exceed 40%)                                    20.3%        20.0%


 Consolidated Income Available For Debt
  Service To Maximum Annual Service Charges
  (must be at least 1.5 to 1)                       2.68         2.84


 Total Unsecured Assets to Unsecured Debt
  (must be at least 150%)                          274.2%       261.4%


These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.



                Capital Structure as of March 31, 2006
     (Amounts in thousands except for share and per share amounts)

      Secured Debt                          $3,455,316      46%
      Unsecured Debt                         3,839,475      52%
      Lines of Credit                          145,000       2%
                                           ------------ -------
 Total Debt                                  7,439,791     100%    33%

      Common Shares    291,244,226      93%
      OP Units          20,273,234       7%
                       ------------ -------
 Total Shares and OP
  Units                311,517,460     100%
 Common Share
  Equivalents (see
  below)                 1,318,993
                       ------------
 Total outstanding at
  quarter-end          312,836,453
 Common Share Price at
  March 31, 2006            $46.79
                       ------------
                                            14,637,618      97%
 Perpetual Preferred
  Equity (see below)                           490,000       3%
                                           ------------ -------
 Total Equity                               15,127,618     100%    67%

 Total Market
  Capitalization                           $22,567,409            100%


           Convertible Preferred Equity as of March 31, 2006
     (Amounts in thousands except for share and per share amounts)

                                                             Annual
                                                           Dividend
                    Redemption  Outstanding  Liquidation      Per
      Series           Date     Shares/Units    Value      Share/Unit
------------------ ------------ ------------ ------------ ------------
Preferred Shares:
  7.00% Series E       11/1/98      491,516      $12,288        $1.75
  7.00% Series H       6/30/98       32,734          818         1.75
Preference Interests:
  7.625% Series I      6/22/06      270,000       13,500       3.8125
  7.625% Series J     12/14/06      230,000       11,500       3.8125
Junior Preference
 Units:
  8.00% Series B       7/29/09        7,367          184         2.00
                                ------------ ------------
Total Convertible
 Preferred Equity                 1,031,617      $38,290


                      Annual      Weighted                   Common
                     Dividend      Average    Conversion      Share
  Series              Amount        Rate        Ratio      Equivalents
------------------ ------------ ------------ ------------ ------------
Preferred Shares:
 7.00% Series E           $860                    1.1128      546,959
 7.00% Series H             57                    1.4480       47,399
Preference Interests:
 7.625% Series I         1,029                    1.4542      392,634
 7.625% Series J           877                    1.4108      324,484
Junior Preference
 Units:
 8.00% Series B             15                  1.020408        7,517
                   ------------                            -----------
Total Convertible
 Preferred Equity       $2,838         7.41%                1,318,993



            Perpetual Preferred Equity as of March 31, 2006
     (Amounts in thousands except for share and per share amounts)


                                 Redemption  Outstanding   Liquidation
            Series                  Date     Shares/Units     Value
------------------------------- ------------ ------------ ------------
Preferred Shares:
  9 1/8% Series C                    9/9/06      460,000     $115,000
  8.60% Series D                    7/15/07      700,000      175,000
  8.29% Series K                   12/10/26    1,000,000       50,000
  6.48% Series N                    6/19/08      600,000      150,000
                                             ------------ ------------
Total Perpetual Preferred Equity               2,760,000     $490,000



                                    Annual
                                   Dividend     Annual      Weighted
            Series                   Per       Dividend     Average
                                  Share/Unit    Amount        Rate
------------------------------- ------------ ------------ ------------
Preferred Shares:
  9 1/8% Series C                  $22.8125      $10,494
  8.60% Series D                      21.50       15,050
  8.29% Series K                      4.145        4,145
  6.48% Series N                      16.20        9,720
                                             ------------
Total Perpetual Preferred Equity                 $39,409         8.04%



         Common Share and Operating Partnership Unit (OP Unit)
                 Weighted Average Amounts Outstanding

                                                 1Q06         1Q05
                                             ------------ ------------

Weighted Average Amounts Outstanding for Net
 Income Purposes:
 Common Shares - basic                       288,880,193  284,510,654
 Shares issuable from assumed
  conversion/vesting of:
         - OP Units                           20,454,349   20,880,456
         - share options/restricted shares     4,714,712    3,184,776
                                             ------------ ------------
 Total Common Shares and OP Units - diluted  314,049,254  308,575,886

Weighted Average Amounts Outstanding for FFO
 Purposes:
 Common Shares - basic                       288,880,193  284,510,654
 OP Units - basic                             20,454,349   20,880,456
                                             ------------ ------------
 Total Common Shares and OP Units - basic    309,334,542  305,391,110
 Shares issuable from assumed
  conversion/vesting of:
         - convertible preferred shares/units    636,811    1,546,710
         - share options/restricted shares     4,714,712    3,184,776
                                             ------------ ------------
 Total Common Shares and OP Units - diluted  314,686,065  310,122,596

Period Ending Amounts Outstanding:
 Common Shares                               291,244,226
 OP Units                                     20,273,234
                                             ------------
 Total Common Shares and OP Units            311,517,460



             Partially Owned Entities as of March 31, 2006
      (Amounts in thousands except for project and unit amounts)


                                         Consolidated
                         ---------------------------------------------
                                      FIN 46 /
                          Lexford   Development    Other      Total
                         ---------- -----------  ---------- ----------

Total projects                  18          6 (2)       21         45
                         ---------- ----------   ---------- ----------

Total units                  2,133      1,337 (2)    3,896      7,366
                         ---------- ----------   ---------- ----------

Company's ownership
 percentage                   44.9%     100.0%        66.6%

Company's share of
 outstanding debt (1)      $15,764   $229,317     $200,168   $445,249
                         ---------- ----------   ---------- ----------


Operating information for
 the quarter ended
 3/31/06 (at 100%):
   Operating revenue        $3,261     $3,867      $12,931    $20,059
   Operating expenses        1,737      1,285        4,558      7,580
                         ---------- ----------   ---------- ----------
   Net operating income      1,524      2,582        8,373     12,479
   Depreciation                690      1,449        3,714      5,853
   Other                         1          -          476        477
                         ---------- ----------   ---------- ----------
   Operating income            833      1,133        4,183      6,149
   Interest and other
    income                      16         83          236        335
   Interest:
        Expense incurred,
         net                  (643)    (1,371)      (5,022)    (7,036)
        Amortization of
         deferred
         financing costs       (36)       (12)         (28)       (76)
                         ---------- ----------   ---------- ----------
   Net income (loss)          $170      $(167)       $(631)     $(628)
                         ========== ==========   ========== ==========


                                                     Unconsolidated
                                                 ---------------------
                                                  Institutional Joint
                                                        Ventures
                                                 ---------------------

Total projects                                                     45
                                                 ---------------------

Total units                                                    10,846
                                                 ---------------------

Company's ownership percentage                                   25.0%

Company's share of outstanding debt (1)                      $121,200
                                                 ---------------------


Operating information for the quarter
   ended 3/31/06 (at 100%):
   Operating revenue                                          $24,302
   Operating expenses                                          10,968
                                                 ---------------------
   Net operating income                                        13,334
   Depreciation                                                 5,371
   Other                                                           61
                                                 ---------------------
   Operating income                                             7,902
   Interest and other income                                      164
   Interest:
        Expense incurred, net                                  (9,361)
        Amortization of deferred financing costs                 (154)
                                                 ---------------------
   Net income (loss)                                          $(1,449)
                                                 =====================

(1) All debt is non-recourse to the Company.

(2) Amounts exclude various uncompleted development projects.



        Consolidated Development Projects as of March 31, 2006
      (Amounts in thousands except for project and unit amounts)

                                                            Total Book
                                                   Total     Value To
                                          No. of   Capital     Date
Projects                  Location        Units    Cost (1)   (1)(2)
----------------------------------------------------------------------
Projects Under Development
--------------------------
Union Station             Los Angeles,
                           CA               278    $63,325    $51,795
Bella Vista III (3)       Woodland
                           Hills, CA        264     71,139     38,892
Vintage                   Ontario, CA       300     52,412     20,038
Highland Glen II (3)      Westwood, MA      102     21,620      2,651
Silver Spring             Silver Spring,
                           MD               457    145,224     21,116
Emerson/CRP II (3)        Boston, MA        310    161,309      7,062
                                      --------------------------------

Total Projects Under
 Development                              1,711    515,029    141,554

Completed Not Stabilized: (4)
-----------------------------
2400 M St (5)             Washington,
                           D.C.             359    111,947    107,000
                                      --------------------------------

Total Projects Completed Not
 Stabilized                                 359    111,947    107,000

Completed And Stabilized
 During the Quarter:
------------------------

Total Projects Completed And
 Stabilized During the Quarter                -          -          -
                                      --------------------------------


Total Projects                            2,070   $626,976   $248,554
                                      ================================


                                      Percentage Percentage Percentage
Projects                  Location    Completed   Leased     Occupied
----------------------------------------------------------------------
Projects Under Development
--------------------------
Union Station             Los Angeles, CA    83%         -          -
Bella Vista III (3)       Woodland
                           Hills, CA         38%         -          -
Vintage                   Ontario, CA        19%         -          -
Highland Glen II (3)      Westwood, MA        4%         -          -
Silver Spring             Silver Spring, MD   3%         -          -
Emerson/CRP II (3)        Boston, MA          2%         -          -


Completed Not Stabilized: (4)
-----------------------------
2400 M St (5)             Washington, D.C.  100%         -          -


                                              Estimated    Estimated
                                              Completion Stabilization
Projects                  Location               Date         Date
----------------------------------------------------------------------
Projects Under Development
--------------------------
Union Station             Los Angeles, CA          2Q 2006    4Q 2006
Bella Vista III (3)       Woodland Hills, CA       4Q 2006    3Q 2007
Vintage                   Ontario, CA              1Q 2007    4Q 2007
Highland Glen II (3)      Westwood, MA             1Q 2007    4Q 2007
Silver Spring             Silver Spring, MD        1Q 2008    4Q 2009
Emerson/CRP II (3)        Boston, MA               2Q 2008    1Q 2009


Completed Not Stabilized: (4)
-----------------------------
2400 M St (5)             Washington, D.C.         1Q 2006     3Q 2007


                                       Total
NOI CONTRIBUTION FROM DEVELOPMENT     Capital     Q1 2006
 PROJECTS                             Cost (1)      NOI
                                      ---------------------
Projects Under Development             $515,029        $ -
Completed Not Stabilized                111,947          -
Completed And Stabilized During the
 Quarter                                      -          -
                                      ---------------------
  Total Development/Newly
   Stabilized NOI Contribution         $626,976        $ -
                                      =====================

(1) Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects.

(2) Of the total book value to date, $107.0 million has been transferred to land and depreciable property and $141.6 million is currently reflected as construction in progress ("CIP"). The remaining $195.2 million of CIP represents land held for future development and related costs and land and related development costs for one uncompleted condominium project. Of the $378.4 million remaining to be invested, $48.8 million will be funded through third party construction mortgages.

(3) Projects are wholly owned.  All others are partially owned.

(4) Indian Ridge was completed in Q4 2005 and purchased by a third party on 2/28/2006.

(5) EQR acquired its partner's interest on 4/28/2006 and now wholly-owns the property.



   Consolidated Condominium Conversion Projects as of March 31, 2006
      (Amounts in thousands except for project and unit amounts)

                                                     Units
                                         -----------------------------
                                                       Available for
                                                            Sale
                                                      ----------------
                          Project
                          Start  Estimated              Sold
                          Date   Close          Units   Not     Avail-
Projects     Location     (1)    Out Date Total Closed  Closed   able
----------------------------------------------------------------------
For Sale
--------
Four Lakes   Lisle, IL   Q4 2001 Q2 2006   942    926      8        8
Atlas (2)    Washington,
              DC         Q4 2004 Q2 2006   141    140      1        -
Grand        Plantation,
 Marquis      FL         Q4 2004 Q2 2006   198    196      1        1
Fairway      Pembroke
 Greens       Pines, FL  Q1 2005 Q2 2006   152    135      8        9
Magnuson     Seattle,
 Pointe       WA         Q1 2005 Q4 2006   105     49     23       33
Timber       Woodinville,
 Ridge        WA         Q1 2005 Q1 2007   203     58     36      109
Milano       Scottsdale,
 Terrace      AZ         Q2 2005 Q4 2006   224     53     50      121
Braewood     Bothell, WA Q2 2005 Q4 2006    84      -      4       80
South Palm   Tamarac,
 Place        FL         Q2 2005 Q1 2007   208      -     53      155
Chantecleer  Naperville,
 Lakes        IL         Q4 2005 Q4 2007   304      -     62      242
Fifth        Seattle,
 Avenue North WA         Q2 2005 Q4 2006    62      -      -       62
Parkside     Seattle,
              WA         Q4 2005 Q4 2006    44      -      -       44
Oaks at      Falls
 Falls       Church,
 Church       VA         Q4 2005 Q2 2007   176      -      -      176
Bella        Phoenix,
 Vista        AZ         Q4 2005 Q2 2007   248      -      -      248
Regency      Centreville,
 Park         VA         Q4 2005 Q3 2007   252      -      -      252
Alameda      Scottsdale,
 Ranch        AZ         Q4 2005 Q3 2007   272      -      -      272
                                         -----------------------------

                                         3,615  1,557    246    1,812

Closed Out
----------
Tuscany      Scottsdale,
 Villas       AZ         Q4 2004 Q1 2006   180    180      -        -
Venetian I   Phoenix,
 & II         AZ         Q1 2004 Q1 2006   264    264      -        -
Projects closed out
 prior to 2006                           1,914  1,914      -        -
                                         -----------------------------
                                         2,358  2,358      -        -

Totals                              18   5,973  3,915    246    1,812
                                         =============================


                                               2006 YTD Activity
                                         -----------------------------
                          Project                               FFO
                          Start  Estimated                 Incremental
                          Date   Close     Units   Sales      Gain on
Projects     Location     (1)    Out Date  Closed  Price       Sale
----------------------------------------------------------------------
For Sale
--------
Four Lakes   Lisle, IL   Q4 2001 Q2 2006     30   $4,948         $496
Atlas (2)    Washington,
              DC         Q4 2004 Q2 2006      5    2,576          166
Grand        Plantation,
 Marquis      FL         Q4 2004 Q2 2006     14    2,610          642
Fairway      Pembroke
 Greens       Pines, FL  Q1 2005 Q2 2006     32    6,469        1,832
Magnuson     Seattle,
 Pointe       WA         Q1 2005 Q4 2006     14    3,348          929
Timber       Woodinville,
 Ridge        WA         Q1 2005 Q1 2007     30    4,859        1,138
Milano       Scottsdale,
 Terrace      AZ         Q2 2005 Q4 2006     43    9,670        3,080
Braewood     Bothell, WA Q2 2005 Q4 2006      -        -            -
South Palm   Tamarac,
 Place        FL         Q2 2005 Q1 2007      -        -            -
Chantecleer  Naperville,
 Lakes        IL         Q4 2005 Q4 2007      -        -            -
Fifth        Seattle,
 Avenue North WA         Q2 2005 Q4 2006      -        -            -
Parkside     Seattle,
              WA         Q4 2005 Q4 2006      -        -            -
Oaks at      Falls
 Falls        Church,
 Church       VA         Q4 2005 Q2 2007      -        -            -
Bella        Phoenix,
 Vista        AZ         Q4 2005 Q2 2007      -        -            -
Regency      Centreville,
 Park         VA         Q4 2005 Q3 2007      -        -            -
Alameda      Scottsdale,
 Ranch        AZ         Q4 2005 Q3 2007      -        -            -
                                         -----------------------------

                                            168   34,480        8,283

Closed Out
----------
Tuscany      Scottsdale,
 Villas       AZ         Q4 2004 Q1 2006      2      331          127
Venetian I   Phoenix,
 & II         AZ         Q1 2004 Q1 2006      1      204          (49)
Projects closed out
 prior to 2006                                -        -        1,486
                                         -----------------------------

                                              3      535        1,564

Totals                              18      171  $35,015       $9,847
                                         =============================


Gross incremental gain on sales of condominium units           $9,847
Provision for income taxes                                     (2,720)
                                                       ---------------
Net incremental gain on sales of condominium units              7,127
Property management and general and administrative
 expenses                                                      (1,739)
Discontinued operating income                                     707
                                                       ---------------

Net Income - Condominium Division (3)                          $6,095
                                                       ===============

(1) Project start date represents the date that each respective property was acquired by the taxable REIT subsidiary.
(2) Partially owned project; incremental gain on sale represents portion attributable to the Company.
(3) Excludes interest income and interest expense specific to condominium conversion projects.



   Maintenance Expenses and Capitalized Improvements to Real Estate
                 For the Quarter Ended March 31, 2006
      (Amounts in thousands except for unit and per unit amounts)

                          --------------------------------------------
                                      Maintenance Expenses
                          --------------------------------------------
                   Total            Avg.           Avg.           Avg.
                   Units  Expense   Per  Payroll   Per            Per
                   (1)      (2)     Unit   (3)     Unit  Total    Unit
                 -------- -------- ----- -------- ----- -------- -----
Established
 Properties (6)  144,257  $20,858  $144  $20,177  $140  $41,035  $284

New Acquisition
 Properties (7)   23,738    4,373   197    3,023   136    7,396   333

Other (8)          9,727    2,819          2,614          5,433
                 -------- --------       --------       --------

Total            177,722  $28,050        $25,814        $53,864
                 ======== ========       ========       ========


                 -----------------------------------------------------
                        Capitalized Improvements to Real Estate
                 -----------------------------------------------------
                                Avg.   Building    Avg.           Avg.
                  Replacements  Per  Improvements  Per            Per
                      (4)       Unit     (5)       Unit  Total    Unit
                 ------------- ----- ------------ ----- -------- -----
Established
 Properties (6)       $13,090   $91      $20,042  $139  $33,132  $230

New Acquisition
 Properties (7)         1,900    85        4,828   217    6,728   302

Other (8)               4,308              7,246         11,554
                 -------------       ------------       --------

Total                 $19,298            $32,116        $51,414
                 =============       ============       ========


                                 -------------------------
                                     Total Expenditures
                                 -------------------------
                                                  Avg.
                                                  Per
                                 Grand Total      Unit
                                 ------------ ------------

Established Properties (6)          $74,167        $514

New Acquisition Properties (7)       14,124         635

Other (8)                            16,987
                              ------------

Total                              $105,278
                                 ============


(1) Total units exclude 10,846 unconsolidated units and 3,672 military housing (fee managed) units.

(2) Maintenance expenses include general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs, and other miscellaneous building repair costs.

(3) Maintenance payroll includes employee costs for maintenance, cleaning, housekeeping, and landscaping.

(4) Replacements include new expenditures inside the units such as carpets, appliances, mechanical equipment, fixtures and vinyl flooring.

(5) Building improvements include roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6) Wholly Owned Properties acquired prior to January 1, 2004.

(7) Wholly Owned Properties acquired during 2004, 2005 and 2006. Per unit amounts are based on a weighted average of 22,237 units.

(8) Includes properties either Partially Owned or sold during the period, commercial space, condominium conversions and $2.2 million included in building improvements spent on eight specific assets related to major renovations and repositioning of these assets.



                        Discontinued Operations
                        (Amounts in thousands)

                                               Quarter Ended March 31,
                                               -----------------------
                                                    2006       2005
                                               -----------------------

REVENUES
Rental income                                      $16,268    $53,789
                                               ----------- -----------
     Total revenues                                 16,268     53,789
                                               ----------- -----------

EXPENSES (1)
Property and maintenance                             7,492     17,825
Real estate taxes and insurance                      2,747      8,384
Property management                                     90        118
Depreciation                                         3,181     13,837
General and administrative                             226         96
                                               ----------- -----------
     Total expenses                                 13,736     40,260
                                               ----------- -----------

Discontinued operating income                        2,532     13,529

Interest and other income                            1,004         56
Interest (2):
     Expense incurred, net                            (332)    (4,176)
     Amortization of deferred financing costs            -       (136)
                                               ----------- -----------

Discontinued operations                              3,204      9,273
Minority Interests - Operating Partnership            (211)      (631)
                                               ----------- -----------
Discontinued operations, net of minority
 interests                                          $2,993     $8,642
                                               =========== ===========

(1) Includes expenses paid in the current period for properties sold in prior periods related to the Company's period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold.



    As a result of the Securities and Exchange Commission's Regulation FD, the Company will provide earnings guidance in its quarterly earnings release. These projections are based on current expectations and are forward-looking.


              2006 Earnings Guidance (per share diluted)
              ------------------------------------------

                                         Q2 2006           2006
                                         -------           ----

Expected EPS (1)                      $0.61 to $0.66   $2.73 to $2.93
Add:  Expected depreciation expense        0.47             1.71
Less: Expected net gain on sales (1)      (0.53)           (2.14)
                                    ----------------- ----------------
Expected FFO (2)                      $0.55 to $0.60   $2.30 to $2.50
                                    ================= ================



           Same-Store Assumptions
           ----------------------
                                                       2006
                                                       ----

Physical occupancy                                     94.5%

Revenue change                                    4.75% to 5.75%

Expense change                                    4.25% to 5.25%

NOI change                                        4.50% to 6.50%

Acquisitions                                       $1.5 billion

Dispositions                                       $1.5 billion


(1) Earnings per share ("EPS") represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected EPS is calculated on a basis consistent with actual EPS. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

(2) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Expected FFO is calculated on a basis consistent with actual FFO.



    CONTACT: Equity Residential
             Marty McKenna, 312-928-1901